Exhibit 10.22

(omitted from previous filings)


                        CALIFORNIA WATER SERVICE COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 AMENDMENT NO. 1



         WHEREAS, California Water Service Company (the "Company") maintains the California Water Service Company Supplemental Executive Retirement Plan (the "Plan"), for the benefit of a select group of the Company's management and highly compensated employees;

         WHEREAS, the Company wishes to amend the Plan to eliminate the requirement that officers be designated by the Board of Directors of the Company (the "Board") in order to participate in the Plan, and to permit employees in management positions to participate in the Plan subject to their designation as participants by the Board; and

         WHEREAS, the Company further wishes to amend the Plan to increase the percentages used to calculate normal retirement benefits payable under the Plan.

         NOW, THEREFORE, effective as of January 1, 2001, the Plan is hereby amended as follows:


         1. Section 1.16 of the Plan, the definition of "Participant," is restated in its entirety to read as follows:

                  1.16 "Participant" shall mean any employee (i) who is elected as an officer by the Board, or (ii) who holds a senior management position with an Employer and who is designated as a "Participant" by the Board.


         2. Section 2.1 of the Plan, entitled "Selection by Administrative Committee," is restated in its entirety to read as follows:

                  2.1 Eligibility to Participate. Participation in the Plan shall be limited to officers of the Employers, and to any employee who holds a senior management position with an Employer and who is designated as a "Participant" by the Board.


         3. The table in Section 5.1 (a) of the Plan used to determine participants' "Normal Retirement Benefits" under the Plan is restated to read as follows:

               Years of Service  Percentage       Years of Service    Percentage
               ----------------  ----------       ----------------    ----------

                      5            11.25%                20             45.00%
                      6            13.50                 21             46.00
                      7            15.75                 22             47.00
                      8            18.00                 23             48.00
                      9            20.25                 24             49.00
                      10           22.50                 25             50.00
                      11           24.75                 26             51.00
                      12           27.00                 27             52.00
                      13           29.25                 28             53.00
                      14           31.50                 29             54.00
                      15           33.75                 30             55.00
                      16           36.00                 31             56.00
                      17           38.25                 32             57.00
                      18           40.50                 33             58.00
                      19           42.75                 34             59.00
                                                         35 or more     60.00


         IN WITNESS WHEREOF, to record the adoption of this Amendment No. 1, the Company has caused it to be executed this 27th day of November, 2001.

CALIFORNIA WATER SERVICE COMPANY, A CALIFORNIA CORPORATION

By:    /s/ Gerald F. Feeney             By   /s/ Christine McFarlane
       ---------------------------           -----------------------------------
           Gerald F. Feeney                      Christine McFarlane
Title:     Vice President, CFO          Title:   Vice President, Human Resources